EXHIBIT 3.1

AMENDED AND RESTATED
BY-LAWS
OF
PAXSON COMMUNICATIONS CORPORATION

(Effective November 6, 2005)

BY-LAWS
OF
PAXSON COMMUNICATIONS CORPORATION

ARTICLE I STOCKHOLDERS		1
1.1 Annual Meetings		1
1.2 Special Meetings		1
1.3 Notice of Meetings; Order of Business		1
1.4 Annual Meeting Stockholder Proposals		2
1.5 Quorum		3
1.6 Adjournments		3
1.7	Organization	3
1.8	Voting; Proxies; Revocation of a Proxy	4
1.9	Fixing Date for Determination of Stockholders of Record	5
1.10 List of Stockholders Entitled to Vote		5
1.11 Action By Written Consent of Stockholders		6
1.12 Conduct of Meetings		7
1.13 Stockholder Meeting by Remote Communication		8
ARTICLE II BOARD OF DIRECTORS		8
2.1 Number; Qualifications		8
2.2 Election; Resignation; Removal; Vacancies		8
2.3 Regular Meetings		9
2.4 Special Meetings		9
2.5 Telephonic Meetings Permitted		9
2.6 Quorum; Vote Required for Action		10
2.7 Organization		10
2.8 Action by Written Consent of Directors		10
2.9 Chairman of the Board of Directors		10
ARTICLE III COMMITTEES OF THE BOARD OF DIRECTORS		10
3.1 Executive Committee		10
3.2 Other Committees		11
3.3 Committee Vacancies		11
ARTICLE IV OFFICERS		11
4.1 Officers; Election; Qualifications; Term of Office;
	Resignation; Removal; Vacancies	11
4.2 Powers and Duties of Officers		12

ARTICLE V STOCK		12
5.1 Certificates		12
5.2 Lost, Stolen or Destroyed Stock Certificates;
	Issuance of New Certificates	12
ARTICLE VI INDEMNIFICATION		12
6.1	Right to Indemnification	12
6.2	Prepayment of Expenses	13
6.3	Claims	13
6.4	Non-Exclusivity of Rights	13
6.5	Insurance	13
6.6 Other Indemnification		13
6.7 Amendment or Repeal		13
ARTICLE VII MISCELLANEOUS		14
7.1	Fiscal Year	14
7.2	Seal	14
7.3	Waiver of Notice of Meetings of Stockholders,
	Directors and Committees	14
7.4	Interested Directors; Quorum	14
7.5	Form of Records	14
7.6	Amendment of By-laws	15
7.7	Definition of Electronic Transmission	15

BY-LAWS
OF
PAXSON COMMUNICATIONS CORPORATION

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. An annual meeting of stockholders of Paxson Communications Corporation (the “Corporation”) shall be held for the election of directors at such date, time and place, either within or without the State of Delaware (“Delaware”), or by remote communication, as more particularly described in Section 1.13, as may be designated by resolution of the Board of Directors of the Corporation (“Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting that is not brought before the annual meeting in conflict with the other terms of these by-laws.

Section 1.2 Special Meetings. A special meeting of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, Chief Executive Officer, or a majority of the Board of Directors. A special meeting may not be called by any other person. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. A special meeting may be held by remote communication, as more particularly described in Section 1.13.

Section 1.3 Notice of Meetings; Order of Business.

(a)	Whenever stockholders are required or permitted to take any action at meeting, a written notice of the meeting shall be given that shall state the date, time and place of the meeting and, in the case of a special meeting, each purpose for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the written notice of any meeting of stockholders (which term includes an annual or special meeting, whether or not so stated) shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

(b)	Notice of any meeting of stockholders to act upon a plan of merger, consolidation or sale of all or substantially all of the Corporation’s assets shall be given to each stockholder entitled to vote at such meeting not less than 20 nor more than 60 days before the date of such meeting. Any such notice shall be accompanied by a copy or a brief summary (as the directors shall deem advisable) of the proposed plan of merger, consolidation or sale.

(c)	Without limiting the manner in which notice otherwise may be given to the stockholders, any notice to the stockholders given by the Corporation under this Section, and as allowed by law, shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by it in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to subsection (c) of this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of: (A) such posting; and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Annual Meeting Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; however, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the requirements of this Section 1.4. If the presiding officer determines that a stockholder proposal was not made in accordance with the requirements of this Section 1.4, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, the Board of Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock held by it in a fiduciary capacity.

Section 1.6 Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7 Organization.

(a)	Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence, by the Chief Executive Officer, or in his absence, by the President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)	The following order of business, unless otherwise ordered at the meeting by the chairman thereof, shall be observed as far as practicable and consistent with the purposes of the meeting.

(1) Call of the meeting to order.

(2)	Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

(3)	Determination and announcement that a quorum is present.

(4)	Reports, if any, of officers.

(5)	Election of directors, if the meeting is an annual meeting or a meeting called for Such purpose.

(6)	Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

(7)	Transaction of such other business as may properly come before the meeting.

(8)	Adjournment.

Section 1.8 Voting; Proxies; Revocation of a Proxy. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power on the matter in question. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

Section 1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting, (iii) to receive payment of any dividend or other distribution or allotment of any rights, (iv) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10 List of Stockholders Entitled to Vote.

(a)	The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation makes the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

(b)	Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

(c)	The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11 Action By Written Consent of Stockholders.

(a)	Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, or in the form of an electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified mail, return receipt requested, or by electronic transmission) to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of meetings of stockholders are maintained. All such consents shall be filed with the minutes of meeting of the stockholders.

(b)	Every written consent shall bear the date of a signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner provided in this subsection, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation at its principal place of business.

(c)	Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(d)	A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, cablegram, electronic mail or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and; (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, electronic mail, or electronic transmission. The date on which such telegram, cablegram, electronic mail or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, electronic mail or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which minutes of meetings of stockholders are maintained. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, electronic mail or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which minutes of meetings of stockholders are maintained if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Section 1.12 Conduct of Meetings. The Board of Directors may adopt by resolution such rules for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13 Stockholder Meeting by Remote Communication.

(a)	The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall be held solely by means of remote communication, and not in a physical location.

(b)	If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrent with such proceedings; and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2 Election; Resignation; Removal; Vacancies.

(a)	The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the annual meeting of the stockholders in 2001; the term of office for the Class II directors shall expire at the annual meeting of the stockholders in 2002; and the term of office for the Class III directors shall expire at the annual meeting of the stockholders in 2003. At each annual meeting of the stockholders commencing in 2001, the successors to the directors whose terms are expiring shall be elected to a term expiring at the third succeeding annual meeting of the stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(b)	Any director may resign at any time by giving written notice to the Board of Directors, Chairman of the Board, Chief Executive Officer, or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or to the designated officer. A resignation need not be accepted in order to be effective.

(c)	Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at any meeting of the stockholders called expressly for such purpose, any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote in an election of directors.

(d)	Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 2.3 Regular Meetings. A regular meeting of the Board of Directors may be held at such place within or without Delaware and at such time as the Board of Directors may from time to time determine and, if so determined, a notice thereof need not be given.

Section 2.4 Special Meetings. A special meeting of the Board of Directors may be held at any time or place within or without Delaware whenever called by the Chairman of the Board, Chief Executive Officer or by any three members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting upon at least 48 hours’ notice before the special meeting if such notice is delivered personally or sent by fax transmission with message confirmed, upon three days’ notice if sent by overnight courier guaranteeing next day delivery, or upon five days’ notice if sent by mail. The foregoing notice periods shall begin to run from the time notice is sent.

Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors one third of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, in his absence, by the Chief Executive Officer, or in their absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings, or electronic transmissions, are filed with the minutes of meetings of the Board of Directors or such committee.

Section 2.9 Chairman of the Board of Directors. The Board of Directors may select from among its members a Chairman of the Board, who shall serve a term expiring at the first meeting of the Board of Directors following the next annual meeting of the stockholders, or until his earlier resignation or removal. The Chairman of the Board shall have such powers and responsibilities as are set forth in these bylaws and as may otherwise be established by the Board of Directors, but shall not be considered an officer of the Company solely by virtue of being named Chairman of the Board. The Board of Directors may remove or replace any Chairman of the Board at any meeting of the Board of Directors.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1 Executive Committee.

(a)	The Board of Directors may, by resolution duly adopted by a majority of the entire Board of Directors, designate one or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these By-laws.

(b)	The Executive Committee shall have and may exercise all of the right, powers and authority of the Board of Directors, except as expressly limited by the General Corporation Law of Delaware, as amended from time to time.

(c)	The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such places as may be provided by its rules. The Chairman of the Executive Committee or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

Section 3.2 Other Committees. The Board of Directors may, by resolution duly adopted by a majority of the whole Board of Directors, appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall determine from time to time.

Section 3.3 Committee Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

ARTICLE IV

OFFICERS

Section 4.1 Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, President and Secretary. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one more Assistant Treasurers. The Chief Executive Officer shall have the power to appoint additional corporate officers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. The election or appointment of any officer by itself shall not create contract rights for such officer. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, may be filled for the unexpired portion of the term by: (i) the Board of Directors at any regular or special meeting or, (ii) if the office is one which was initially filled by the Chief Executive Officer, by the Chief Executive Officer.

Section 4.2 Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V

STOCK

Section 5.1 Certificates. The shares of stock shall be represented by certificates but the Board of Directors may provide, by resolution, that some or all of any or all classes or series of its stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any signature on such certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. A certificate representing shares of stock that are subject to restrictions on transfer or to other restrictions may have a notation of such restriction imprinted thereon.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitral (a “Proceeding”) by reason of the fact that such person, or another person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to an employee benefit plan, (an “Entity”) against all liability and loss suffered and reasonable expenses (including attorney’s fees and costs) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding
(or part thereof) was authorized by the Board of Directors.

Section 6.2 Prepayment of Expenses. The Corporation may, in its discretion, pay the reasonable expenses (including attorney’s fees and costs) reasonably incurred by a director or officer in defending a Proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

Section 6.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership trust or other enterprise against such losses, whether or not the Corporation would have the power to indemnify such person against such losses under the Delaware General Corporation Law.

Section 6.6 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Entity shall be reduced by any amount such person may collect from such other Entity by way of indemnification, or from such other Entity’s insurance company.

Section 6.7 Amendment or Repeal. Any repeal or modification of any provision of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the words “Corporate Seal” and “Delaware”.

Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Entity in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.6 Amendment of By-laws. These By-laws may be amended or repealed, and new by-laws may be adopted, by the Board of Directors, but the stockholders also may amend or repeal or adopt new bylaws.

Section 7.7 Definition of Electronic Transmission. As used in these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.